Exhibit 4.2

CLASS B COMMON STOCK

CLASS B COMMON STOCK

B-0357

BFC

Financial Corporation

INCORPORATED UNDER THE LAWS OF THE STATE OF FLORIDA

SEE REVERSE FOR CERTAIN

DEFINITIONS

CUSIP 055384 10 1

THIS CERTIFIES THAT

SPECIMEN

is the owner of

FULLY PAID AND NON ASSESSABLE SHARES OF THE PAR VALUE OF ONE CENT ($.01) EACH OF THE CLASS B COMMON STOCK OF

BFC FINANCIAL CORPORATION transferable on the books of the Corporation by the holder hereof in person or by duly authorized upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Articles of Incorporation of the Corporation and any amendments hereto. This certificate is not valid until countersigned and registered by the Transfer Agent and Register.

WITNESS the facsimile seal of the Corporation and the signatures of its duly authorized officers.

Dated

BFC FINANCIAL CORPORATION

CORPORATE

SEAL

1980

FLORIDA

Secretary

C SECURITY-COLUMBIAN UNITED STATES BANKNOTE COMPANY 1960 President

A FULL STATEMENT OF THE DESIGNATIONS, PREFERENCES, AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OF THE CORPORATION OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS WILL BE FURNISHED BY THE CORPORATION, WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS, UPON APPLICATION TO THE TRANSFER AGENT, OR TO THE SECRETARY OF THE CORPORATION.

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

UNIF GIFT MIN ACT-………………… Custodian……………………….

(Cust) (Minor)

Under Uniform Gifts to Minors

Act…………………..

(State) TEN COM – as tenants in common

TEN ENT – as tenants by the entireties

JT TEN – as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

For value received --------------hereby sell , assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

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(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

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shares

Of the Capital Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney, to transfer the said stock on the Books of the within named Corporation with full power of substitution in the premises.

Dated____________________________

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

This certificate also evidences and entitles the holder hereof to certain rights as set forth in a Rights Agreement between BFC Financial Corporation and American Stock Transfer & Trust Company, LLC, dated as of September 21, 2009 as it may be amended or supplemented from time to time (the “Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of BFC Financial Corporation. Under certain circumstances, as set forth in the Agreement, such Rights (as defined in the Agreement) will be evidenced by seperate certificates and will no longer be evidenced by this certificate. BFC Financial Corporation will mail to the holder of this certificate a copy of the Agreement without charge after receipt of a written request therefor. As set forth in the Agreement, Rights beneficially owned by any Person as defined in the Agreement) who becomes an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Agreement) will be null and void.